Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91526 on Form S-8 of Quicksilver Resources Inc. of our report dated June 29, 2006, appearing in this Annual Report on Form 11-K of Quicksilver Resources Inc. 401(k) Plan for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas

June 29, 2006